Exhibit 10.1
AGREEMENT
     AGREEMENT by and between SeraCare Life Sciences, Inc. (the “Company”) and Ronald R. Dilling (the “Executive”), effective as of February 1, 2008.
     1.      Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and the Executive hereby accepts, employment. The Executive’s employment hereunder shall continue until terminated pursuant to Section 4 hereof.
     2.      Capacity and Performance. During his employment hereunder:
               (a)      The Executive shall serve the Company as its Vice President of Operations, or in such other executive position as the Company may designate from time to time. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company’s Affiliates if so elected or appointed from time to time.
               (b)      The Executive shall be employed by the Company on a full-time basis and shall perform the duties and responsibilities of his position and such other duties and responsibilities on behalf of the Company and its Affiliates as reasonably may be designated from time to time by the Company.
               (c)      The Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Chief Executive Officer.
     3.      Compensation and Benefits. As compensation for all services performed by the Executive during his employment hereunder and subject to performance of the Executive’s duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:
               (a)      Base Salary. The Company shall pay the Executive a base salary at the rate of Two Hundred and Five Thousand Seven Hundred Fifty Dollars ($205,750) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to adjustment from time to time by the Board, in its sole discretion. Such base salary, as from time to time adjusted, is hereafter referred to as the “Base Salary”.
               (b)      Incentive and Bonus Compensation. The Executive shall be entitled to participate in all bonus and incentive plans, including without limitation equity incentive plans, from time to time in effect for executives of the Company generally.
               (c)      Paid Time Off. During the term hereof, the Executive shall be entitled to earn paid time off (“PTO”) on a monthly basis at the rate of 20 days per year. The Executive’s entitlement to, and use of, PTO shall in all other respects be governed by the Company’s policies as in effect generally from time to time.

               (d)      Other Benefits. During the term hereof, the Executive shall be entitled to participate in any and all Employee Benefit Plans from time to time in effect for employees of the Company generally, except to the extent any such Employee Benefit Plan is in a category of benefit otherwise provided to the Executive (e.g., a severance pay plan). Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies. The Company may alter, modify, add to or delete its Employee Benefit Plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive. For purposes of this Agreement, “Employee Benefit Plan” shall have the meaning ascribed to such term in Section 3(3) of ERISA, as amended from time to time.
               (e)      Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.
     4.      Termination of Employment and Severance Benefits. The Executive’s employment hereunder shall terminate under the following circumstances:
               (a)      Death. In the event of the Executive’s death during the term hereof, the Executive’s employment shall immediately and automatically terminate. In such event, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive in writing, to his estate, (i) any Base Salary earned but not paid during the final payroll period of the Executive’s employment through the date of termination, (ii) pay for any PTO earned but not used through the date of termination, and (iii) reimbursement for any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, “Final Compensation”). The Company shall have no further obligation to the Executive hereunder.
               (b)      Disability.
                    (i)      The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation, for more than ninety (90) days during any period of twelve (12) consecutive calendar months. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of Final Compensation.
                    (ii)     The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 3(a) and benefits in accordance with Section 3(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur.
          While receiving disability income payments under the Company’s disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 3(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 3(e) and the terms of such plans, until the termination of his employment.
               (c)      Cause. The Company may terminate the Executive’s employment for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following acts or omissions, as determined by the Company in its reasonable judgment, shall constitute Cause for termination:
                    (i)      willful misconduct; gross negligence; theft, fraud or other illegal conduct;
                    (ii)     failure to comply with the Company’s “Drug Free Workplace Policy” (a copy of which has been provided to the Executive);
                    (iii)    refusal or unwillingness to perform his duties, which refusal or unwillingness, if susceptible of cure, is not cured within fifteen (15) days of written notice from the Company;
                    (iv)     substantial and ongoing Harassment;
                    (v)      material insubordination;
                    (vi)     any willful act that is likely to and which does in fact have the effect of materially injuring the reputation, business or a business relationship of the Company;
                    (vii)    violation of any fiduciary duty to the Company or any of its Affiliates;
                    (viii)   breach of any term of this Agreement, which breach, if susceptible of cure, is not cured within fifteen (15) days of written notice to the Executive; or
                    (ix)     written or oral statements that have the purpose or effect of materially disparaging the Company or its officers or directors.
For purposes of this Agreement, “Harassment” includes, but is not limited to, the following behavior: (i) verbal conduct such as epithets, derogatory jokes or comments, slurs or unwanted sexual advances, imitations or comments; (ii) visual conduct such as derogatory and/or sexually oriented posters, photography, cartoons, drawings or gestures; (iii) physical conduct such as assault, unwanted touching, or blocking normal movement or interfering with work because of sex, race or any other protected basis; and (iv)

threats, demands to submit to sexual requests as a condition of continued employment or to avoid some other loss, or offers of employment benefits in return for sexual favors.
               (d)      By the Company Other than for Cause. The Company may terminate the Executive’s employment hereunder other than for Cause at any time upon thirty (30) days’ notice to the Executive, provided that the Company may in its discretion relieve the Executive of all duties and responsibilities during such thirty day period. In the event of such termination, in addition to Final Compensation and provided that no benefits are payable to the Executive under a separate severance agreement as a result of such termination, then until the conclusion of a period of six (6) months following the date of termination, the Company shall continue to pay the Executive the Base Salary at the rate in effect on the date of termination. Any obligation of the Company to the Executive hereunder, other than for Final Compensation, is conditioned, however, on the Executive signing and return of a timely and effective release of claims in the form attached to this Agreement as Exhibit A (the “Employee Release”) and delivering it to the Company within thirty (30) calendar days of the date his employment terminates. Severance Pay to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company, with the first payment, which shall be retroactive to the day immediately following the date the Executive’s employment terminated, being due and payable on the Company’s next regular payday for executives that follows the expiration of thirty (30) calendar days from the date the Executive’s employment terminates. The Release of Claims required for separation benefits in accordance with this Section 4(d) creates legally binding obligations on the part of the Executive and the Company and its Affiliates therefore advise the Executive to seek the advice of an attorney before signing it.
               (e)      By the Executive. The Executive may terminate his employment hereunder at any time upon thirty (30) days’ notice to the Company, unless such termination would violate any obligation of the Executive to the Company under a separate severance agreement. In the event of termination of the Executive pursuant to this Section 4(e), the Company may elect to waive the period of notice, or any portion thereof, and, if the Company so elects, the Company will pay the Executive his Base Salary for the initial thirty (30) days of the notice period (or for any remaining portion of such period). The Company shall have no further obligation to the Executive, other than for any Final Compensation due to him.
               (f)      Timing of Payments. If at the time of the Executive’s separation from service, the Executive is a “specified employee,” as hereinafter defined, any and all amounts payable under this Section 4 in connection with such separation from service that constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”), as determined by the Company in its sole discretion, and that would (but for this sentence) be payable within six months following such separation from service, shall instead be paid on the date that follows the date of such separation from service by six (6) months. For purposes of the preceding sentence, “separation from service” shall be determined in a manner consistent with subsection (a)(2)(A)(i) of Section 409A and the term “specified employee” shall mean an individual determined by the Company to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A.
     5.      Effect of Termination. The provisions of this Section 5 shall apply to any termination, pursuant to Section 4 or otherwise.

               (a)      Payment by the Company of any Base Salary that may be due the Executive in each case under the applicable termination provision of Section 4 shall constitute the entire obligation of the Company to the Executive hereunder.
               (b)      Except for any right of the Executive to continue medical and dental plan participation in accordance with applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.
               (c)      Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 6, 7 and 8 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 4(d) hereof is expressly conditioned upon the Executive’s continued full performance of obligations under Sections 6, 7 and 8 hereof. The Executive recognizes that, except as expressly provided in Section 4(d), no compensation is earned after termination of employment.
     6.      Confidential Information.
               (a)      The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive also acknowledges that he has developed and learned Confidential Information during his employment by the Company prior to this Agreement. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination. The confidentiality obligation under this Section 6 shall not apply to information which is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Executive or any other Person having an obligation of confidentiality to the Company or any of its Affiliates.
               (b)      All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive’s possession or control.
     7.      Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.
     8.      Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:
               (a)      While the Executive is employed by the Company and for twelve (12) months after his employment terminates, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within any market where the Company does business or undertake any planning for any business competitive with the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive’s employment and further agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company or any of its Affiliates for which the Executive has provided services, as conducted or in planning during his employment. For the purposes of this Section 8, the business of the Company and its Affiliates shall include all Products and the Executive’s undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing, however, shall not prevent the Executive’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.
               (b)      The Executive agrees that, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.
               (c)      The Executive agrees that, during his employment and during the twelve (12) month period immediately following termination of his employment, the Executive will not directly or indirectly (a) solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (b) seek to persuade any such customer or prospective customer of the Company or any of its Affiliates to conduct with anyone else any business or activity which such customer or prospective customer conducts or could conduct with the Company or any of its Affiliates; provided that these restrictions shall apply (y) only with respect to those Persons who are or have been a customer of the Company or any of its Affiliates at any time within the immediately preceding two (2) year period or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within said two (2) year period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Executive has performed work for such Person during his employment with the Company or one of its Affiliates or been introduced to, or otherwise had contact with, such Person as a result of his employment or other associations with the Company or one of its Affiliates or has had access to Confidential Information which would assist in the Executive’s solicitation of such Person.
               (d)      The Executive agrees that during his employment and for the twelve (12) month period immediately following termination of his employment, the Executive will not, and will not assist any other Person to, (a) hire or solicit for hiring any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them. For the purposes of this Agreement, an “employee” of the Company or any of its Affiliates is any person who was such at any time within the preceding two years.
     9.      Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 6, 7 and 8 hereof. The Executive agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent [him] from obtaining other suitable employment during the period in which the Executive is bound by these restraints. The Executive further agrees that he will never assert, or permit to be asserted on his behalf, in any forum, any position contrary to the foregoing. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 6, 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond and shall be entitled to recover its reasonable attorneys’ fees and costs incurred in securing such relief. The parties further agree that, in the event that any provision of Sections 6, 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The parties also agree that the periods of time set forth in Sections 8(a), 8(c) and 8(d) shall be tolled, and shall not run, during any period the Executive is in breach of the covenants contained therein so that the Company may enjoy the full protection of such covenants.
     10.    Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.
     11.    Indemnification. The Company shall indemnify the Executive to the extent provided in its then current Articles or By-Laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.
     12.    Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:
               (a)      “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract or equity interest.
               (b)      “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.
               (c)      “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.
               (d)      “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.
               (e)      “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment.
     13.      Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
     14.      Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.
     15.      Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     16.      Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
     17.      Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.
     18.      Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment excepting only the Executive’s existing obligations concerning Confidential Information and Intellectual Property which continue in effect.
     19.      Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a expressly authorized representative of the Company.

     20.      Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.
     21.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     22.      Arbitration. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Employee’s employment, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Boston, Massachusetts, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Boston, Massachusetts, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Employee’s employment. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee. Employee and Company further agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or his reasonable attorneys’ fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with resolution of the dispute in addition to any other relief granted.
     23.      Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.
[Signature page follows immediately.]

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:		THE COMPANY

/s/ Ronald R. Dilling	By:	/s/ Susan L.N. Vogt

	Title:	President and Chief Executive Officer

EXHIBIT A
RELEASE OF CLAIMS
     FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in the agreement between me and SeraCare Life Sciences, Inc. (the “Company”) dated as of February 1, 2008 (the “Agreement”), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company, its subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, employee benefit plans, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights or claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its subsidiaries or other affiliates or the termination of that employment or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company or any of its subsidiaries or other affiliates, each as amended from time to time).
Excluded from the scope of this Release of Claims is (i) any claim arising under the terms of the Agreement after the effective date of this Release of Claims and (ii) any right of indemnification or contribution that I have pursuant to the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or other affiliates.
In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as may be required by law to render this Release of Claims effective) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.
I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Executive Officer of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date Signed: